* Confidential treatment has been requested for certain portions omitted from this exhibit pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. Confidential portions of this Exhibit have been separately filed with the Securities and Exchange Commission.

Exhibit 4.16
English translation for reference purpose only

Supplemental Agreement II

Party A: Jiangsu Zhongneng Silicon Technology Development Co., Ltd.

Party B: JingAo Solar Co., Ltd.

Party C: JA Solar Technology YangZhou Co.,Ltd

Whereas, the parties entered into a Silicon Wafer Supply Agreement (Contract No.: SSC000120) and a Polysilicon Supply Agreement (Contract No.: SSC00230) as of April 7, 2008 and August 17, 2008, respectively (together, the “Original Agreements”), a Supplemental Agreement I to the Silicon Wafer Supply Agreement as of August 17, 2008 (“Supplemental Agreement I”), and a Memorandum in January 2009.

Now, therefore, the parties, without prejudice to the effect of the Original Agreements, conducted negotiations based on equality and voluntary to amend provisions regarding, among other things, pricing, quality, and prepayment, etc. stipulated in the Original Agreements and Supplemental Agreement I as follows:

1.	Pricing

The unit price (including tax) of products for April of the second quarter under the provision of quantity and price of quarterly supply for 2009 provided in Attachment B to the Polysilicon Supply Agreement shall be amended as *** per kilogram.

2.	Quantity

The quantity of products for April of the second quarter under the provision of quantity and price of quarterly supply for 2009 provided in Attachment B to the Polysilicon Supply Agreement shall be amended as *** tons.

3.	Payment Terms

The payment terms provided in Attachment B to the Polysilicon Supply Agreement shall be amended as follows: Party B and Party C shall make ***% payment on April 30, 2009, in accordance with the terms provided in the Original Agreements, which shall be ***; the remaining of the payment, which is ***, shall be paid according to the VAT invoice issued by Party A within *** days following Party B and Party C’s receipt and inspection of the products supplied by Party A. In the event that the delivered products fail to pass the inspection, Party A shall replace such defected products with conforming products.

* Confidential treatment has been requested for certain portions omitted from this exhibit pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. Confidential portions of this Exhibit have been separately filed with the Securities and Exchange Commission.

The specification and quality standard of products provided in Attachment A to the Polysilicon Supply Agreement shall be amended as follows:

(1)
The polysilicon products sold by Party A to Party B and Party C shall meet the 3rd grade standard provided in the National Standard of Polysilicon of the People’s Republic of China (draft for review), which are: base P resistivity ≥20Ω·cm, base B resistivity ≥100Ω·cm, minority-carrier life time≥30μs, Oxygen≤1.5×1017atoms/cm3, Carbon≤4.5×1016atoms/cm3, and TMI (Total metal impurities, including Fe, Cr, Ni, Cu, and Zn) ≤0.2ppmw.

(2)
Packaging standards: products shall be packed in plastic bags, of which *** tons shall be packed in paper box and the remaining *** tons shall be packed in plastic pallet box. The package shall be moisture resistant and anti-broken to avoid damage occurred during transportation and storage.

4.	Delivery

Party A shall, upon receipt of the payment of ***% of the total price made by Party B and Party C pursuant to Article 3 of this Supplemental Agreement, shall make the products available for delivery pursuant to delivery plans to be agreed by the parties, so as to enable Party B and Party C to arrange for the pick up. Delivery plans of Party A are as follows:

The *** tons products packed in plastic pallet box shall be delivered from May 4th to May 8th, which shall be *** tons for each day; The *** tons of products packed in paper box shall be delivered from May 11th to May 15th, which shall be *** tons for each day.

5.	Product Warranty Period

The parties hereby agree that Party A shall provide a *** days warranty period for products supplied by Party A upon its delivery. If nonconforming products are found during such period, Party A shall replace such defected products with conforming products within *** days upon receipt of Party B and Party C’s feedback on product quality. If Party A fails to replace defected products within the *** days period, Party A shall return the payment of such products in full amount to Party B and Party C within *** days upon expiry of such *** days period.

6.
The parties hereby clarify that this Supplemental Agreement intends to amend relevant provisions in the Original Agreements and Supplemental Agreement I, the remaining provisions in the Original Agreements and Supplemental Agreement I shall remain in effect and binding upon the parties. The parties shall perform the rights and obligations under the Original Agreements, Supplemental Agreement I, and the Memorandum, and shall be held responsible for breach of the Original Agreements, additional agreements and Supplemental Agreement I. Upon Party B and Party C fully perform their sourcing quantity for April provided in this Supplemental Agreement, Party A shall be deemed to have waived any claim of breach against Party B and Party C for non-performed quantity before April 2009.

* Confidential treatment has been requested for certain portions omitted from this exhibit pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. Confidential portions of this Exhibit have been separately filed with the Securities and Exchange Commission.

7.
The parties covenants that this Supplemental Agreement amends the Original Agreements, Supplemental Agreement I, and the Memorandum, and that the parties shall perform their obligations and take their responsibilities strictly in accordance with the Original Agreements, Supplemental Agreement I, the Memorandum and this Supplemental Agreement.

8.	This Supplemental Agreement shall come into effect upon its signature by the authorized representative of the parties and affixed with seals hereon.

9.	This Supplemental Agreement shall be in six copies, two of which shall be held by each party, and each copy shall have the same effect.

[Signature Page Follows]

* Confidential treatment has been requested for certain portions omitted from this exhibit pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended. Confidential portions of this Exhibit have been separately filed with the Securities and Exchange Commission.

Party A: Jiangsu Zhongneng Silicon Technology Development Co., Ltd. (Corporate Seal)

Signature of Authorized Representative:

Party B: JingAo Solar Co., Ltd.

Signature of Authorized Representative:

Party C: JA Solar Technology YangZhou Co.,Ltd. (Corporate Seal)

Signature of Authorized Representative:

Date:                                , 2009

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